SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 20, 1997



                      PACIFIC AEROSPACE & ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


            Washington             0-26088                 91-1744587
         (State or other         (Commission              (IRS Employer
         jurisdiction of        File Number)            Identification No.)
         incorporation or
          organization)

       434 Olds Station Road, Wenatchee, WA                   98801
      (Address of Principal Executive Office)              (Zip Code)


Registrant's telephone number,
including area code:                                             (509) 664-8000



          (Former name or former address, if changed since last report)

Item 5.  Other Events.
----------------------

Formation of Information Technology Group
-----------------------------------------

     On June 23, 1997, the Company announced that it is forming an Information Technology Group. In connection with the formation of the group, the Company signed letters of intent as of June 20, 1997, with three companies:
Brigadoon.com, Inc. ("Brigadoon"), of Bellevue, Washington; Market Visibility, Inc. ("Market Visibility"), of New York, New York; and Jungle Street, Inc. ("Jungle Street"), of Everett, Washington. Both Brigadoon and Jungle Street, through its wholly owned operating subsidiary, Televar Northwest, Inc., are Internet access providers with headquarters in the Seattle area. Market Visibility produces products for the Internet. Brigadoon and Market Visibility are both privately-held companies, and Jungle Street is a publicly-held reporting company.

     Under the letter of intent with Brigadoon, Brigadoon would be merged into a newly formed, wholly owned subsidiary of the Company, with the shareholders of Brigadoon receiving a total of 1,000,000 newly issued shares of Common Stock of the Company. Under the letter of intent with Market Visibility, a subsidiary of the Company would purchase all of the assets of Market Visibility for a total of 50,000 newly issued shares of Common Stock of the Company. Under the letter of intent with Jungle Street, the Company would purchase a number of newly issued shares of common stock of Jungle Street that would amount to 60% of the outstanding common stock of Jungle Street after the issuance, for $1.5 million in cash. In addition, the shareholders of Brigadoon, Market Visibility, and Jungle Street would be entitled to a declining percentage of any net profits of the group in excess of $2.5 million a year over a five-year period after closing of the acquisitions and stock purchase.

     All three transactions are subject to a number of conditions, including without limitation: the approval of the Boards of Directors of each of the companies; completion of satisfactory due diligence investigations; the execution of definitive agreements between the Company and each of the companies; and the closing of all three transactions. Pending the conclusion of due diligence investigations, the Company has entered into operations consulting and expense reimbursement agreements with each of the companies, pursuant to which the Company intends to assist in, consult with, and oversee the oeprations and mangagement of each of the companies for an initial period of six months.

     Roger P. Vallo, a past group president of General Telephone & Electronics, Inc., will become the President of the Information Technology Group and will report to Donald A. Wright, President and CEO of the Company. Mr. Vallo is currently a director of the Company and the CEO and a director of Jungle Street. In the event that the three transactions are completed as contemplated in the letters of intent, the Company's new Information Technology Group will initially have about 100 employees and will be headquartered in Bellevue, Washington. It is anticipated that the group will provide Internet services throughout the United States. These services are expected to include: Internet access; Internet and highly customized web content: intranet systems; long distance telephony services; proprietary software; and a product line of multi-protocol computer network bridge/routers.

Item 7.  Financial Statements and Exhibits
------------------------------------------

     A.   Financial Statements

          None required.

     B.   Exhibits

          The following is filed as an exhibit to this Current Report:

          99.1  Press Release dated June 23, 1997

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PACIFIC AEROSPACE & ELECTRONICS, INC.



                                       By: DONALD A. WRIGHT
                                           ---------------------------------
                                           Donald A. Wright
                                           President and CEO
                                           (Principal Executive Officer)

Dated: June 23, 1997

                                  EXHIBIT INDEX


Exhibit
Number         Description

99.1           Press Release dated June 23, 1997